                                                                    EXHIBIT 10.1



CONFIDENTIAL TREATMENT REQUESTED: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAS BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                          INTEGRATED SOLUTION AGREEMENT

                                     between

                         GLOBAL HEALTHCARE EXCHANGE, LLC

                                       and

                                  NEOFORMA, INC


















                           Dated as of August 28, 2001




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



                                                                                          Page
                                                                                          ----
ARTICLE 1  BACKGROUND........................................................................1

ARTICLE 2  DEFINITIONS; RULES OF CONSTRUCTION................................................2

        2.1.   Definitions...................................................................2
        2.2.   Rules of Construction.........................................................7
        2.3.   Legal Review..................................................................8

ARTICLE 3  DEVELOPMENT AND ALLIANCE STRUCTURE................................................8

        3.1.   Initial Development Responsibilities..........................................8
        3.2.   Costs of Development and Integration.........................................11
        3.3.   API Cross Licenses...........................................................11
        3.4.   Future Development...........................................................12
        3.5.   Changes......................................................................12
        3.6.   Alliance Structure...........................................................12

ARTICLE 4  CONTENT LICENSE..................................................................13

        4.1.   License......................................................................13
        4.2.   Limitations on Display of Catalog............................................14
        4.3.   Catalog Updates..............................................................15
        4.4.   Withdrawal of Catalog........................................................15
        4.5.   Identification of the Exchange...............................................15

ARTICLE 5  SECURITY; PRIVACY................................................................15

        5.1.   Security.....................................................................15
        5.2.   Privacy......................................................................16

ARTICLE 6  MARKETING; REFERRALS.............................................................16

        6.1.   Alliance Management..........................................................16
        6.2.   Marketing; Expenses..........................................................16
        6.3.   Sales Cooperation; No Sales Agency...........................................16
        6.4.   Exclusivity..................................................................17
        6.5.   Recommending the Integrated Solution.........................................17

ARTICLE 7  IMPLEMENTATION AND SUPPORT.......................................................19

        7.1.   Implementation, Training and Fulfillment.....................................19
        7.2.   Technical Support............................................................19
        7.3.   Linkages.....................................................................20

                                Table of Contents
                                   (continued)



                                                                                          Page
                                                                                          ----
ARTICLE 8  REPRESENTATIONS AND WARRANTIES...................................................20

        8.1.   Representations and Warranties of the Exchange...............................20
        8.2.   Representations and Warranties of Neoforma...................................21

ARTICLE 9  OWNERSHIP........................................................................21

        9.1.   Ownership by the Exchange....................................................21
        9.2.   Ownership by Neoforma........................................................21
        9.3.   Ownership by Third Parties...................................................22
        9.4.   Transaction Data.............................................................22
        9.5.   Aggregated Data..............................................................22
        9.6.   Publicity; Use of Marks......................................................22

ARTICLE 10  CONFIDENTIALITY.................................................................23

        10.1.  Confidential Information.....................................................23
        10.2.  Obligations..................................................................23
        10.3.  Legal Process................................................................24
        10.4.  Injunctive Relief............................................................24

ARTICLE 11  INDEMNIFICATION.................................................................24

        11.1.  Neoforma.....................................................................24
        11.2.  The Exchange.................................................................25

ARTICLE 12  LIMITATION OF LIABILITY.........................................................25

        12.1.  Limitation of Neoforma's Liability...........................................25
        12.2.  Limitation of the Exchange's Liability.......................................26
        12.3.  Time Limits on Bringing an Action............................................26

ARTICLE 13  DISCLAIMERS.....................................................................26

        13.1.  DISCLAIMERS OF THE EXCHANGE..................................................26
        13.2.  DISCLAIMERS OF NEOFORMA......................................................27

ARTICLE 14  TERM AND TERMINATION............................................................27

        14.1.  Term.........................................................................27
        14.2.  Events of Termination........................................................27
        14.3.  Consequences of Termination..................................................28

ARTICLE 15  GENERAL.........................................................................29

        15.1.  Expenses.....................................................................29
        15.2.  Independent Contractors......................................................29
        15.3.  Integration and Waiver.......................................................29

                                Table of Contents
                                   (continued)



                                                                                          Page
                                                                                          ----
        15.4.  Severability.................................................................30
        15.5.  Non-Solicitation.............................................................30
        15.6.  Disputes.....................................................................30
        15.7.  Governing Law; Jurisdiction..................................................30
        15.8.  Force Majeure................................................................30
        15.9.  Assignment...................................................................30
        15.10. Notices......................................................................31
        15.11. Execution....................................................................31
        15.12. Survival.....................................................................31
        15.13. Third Party Beneficiaries....................................................31
        15.14. Revisions to Agreements......................................................32
        15.15. Inconsistent User Agreement Terms............................................32

               THIS INTEGRATED SOLUTION AGREEMENT is entered into as of August 28, 2001 (the "Effective Date"), by and between GLOBAL HEALTHCARE EXCHANGE, LLC, a Delaware limited liability company (the "Exchange"), and NEOFORMA, INC., a Delaware corporation ("Neoforma").


                                   ARTICLE 1
                                   BACKGROUND

               The Exchange and Neoforma each operate on-line, independent electronic trading exchanges (the "Exchange Site" and the "Neoforma Marketplaces", respectively) intended to facilitate the real-time transfer of funds, information, goods and services in the medical and healthcare equipment, products, services and supplies market between suppliers ("Suppliers") of medical information, goods and services ("Products") and their customers ("Providers"). Users of both the Exchange and the Neoforma Marketplaces include both Suppliers and Providers, in each case that have executed an applicable user agreement with the applicable party (each such user agreement being a "User Agreement"). Suppliers and Providers using either the Exchange Site or the Neoforma Marketplaces are hereinafter referred to collectively as "Users."

               The Exchange has developed a proprietary e-commerce portal (the "Supplier Connectivity Portal") that permits Exchange Suppliers to supply Product information for display in a catalog containing Product Data of multiple Exchange Suppliers, organized according to the Exchange's proprietary classification scheme (the "Classification Scheme"). The Supplier Connectivity Portal also permits Exchange Purchasers to browse the Catalog and review the status of any Product orders, and it facilitates the formation of contracts between Users of the Exchange for the purchase and sale of Products.

               Neoforma Marketplaces provide customized marketplace solutions and services that enable customers to maximize their existing technology and supply chain relationships. Neoforma Marketplaces connect trading partners to a common marketplace platform and enable them to review hosted catalog and pricing information, facilitate the formation of contracts and review the status of purchase orders and invoice information. Neoforma Marketplaces deploy a catalog solution containing product data from a broad base of suppliers, organized according to Neoforma's proprietary classification scheme ("Neoforma Classification Scheme").

               The Exchange and Neoforma wish to work together to develop a classification scheme that supports the needs of Users of the Integrated Solution.

               The Exchange and Neoforma wish to integrate the Neoforma Marketplaces with the Supplier Connectivity Portal by developing the Exchange Interface and the Neoforma Interface (each as defined below), respectively, and coordinate the marketing of the resulting integrated solution, which will enable: (1) the Exchange Site and the Neoforma Marketplaces to exchange order and other information with one another, and (2) the Neoforma Marketplaces to display the Catalog (hereinafter, the "Integrated Solution"). The Integrated Solution is intended to create an integrated end-to-end supply chain solution that accelerates Supplier and Provider adoption of e-procurement in health care, minimizes supply chain costs of connectivity and information exchange, and thereby accelerates the realization of the benefits of e-commerce to Suppliers and Providers.

               Within the scope of this alliance, the Exchange shall provide connectivity solutions for Suppliers, and Neoforma shall provide connectivity solutions for Providers and additional procurement related functionality, both of which will be designed to accelerate adoption of ecommerce procurement solutions by Users. In addition, the parties may: (i) develop premium services, both independently and jointly, (ii) jointly offer the Integrated Solution to target markets outside each party's current customer base, (iii) co-market and cross-sell each party's respective premium services to buyers and suppliers,
(iv) eliminate redundant costs of both the parties and the Users and (v) pursue other programs that accelerate adoption of ecommerce solutions by the Users.

               The Exchange and Neoforma wish to enter into this Agreement to specify their respective rights and obligations with respect to such integration, marketing and related matters.

               THEREFORE, the parties, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:


                                   ARTICLE 2
                       DEFINITIONS; RULES OF CONSTRUCTION

        2.1. DEFINITIONS. The following terms shall have the following meanings:

        "Affiliate" means, with respect to a specific Person, any Person that, directly or indirectly, or through one or more intermediaries, owns or Controls, is owned or Controlled by, or is under common ownership or common Control with, such specific Person.

        "Aggregated Data" means aggregated Transaction Data. Aggregated Data shall not include any information that may identify the parties to the transactions comprising the Aggregated Data.

        "Agreement" means this Integrated Solution Agreement, as it may be amended in accordance with its terms.

        "Alliance Manager" has the meaning set forth in Section 6.1.

        "APIs" means application programming interfaces.

        *

        *

        "Business Day" means any day when banks are generally open for business in New York.

        "Catalog" means the catalog of Product Data (compiled and owned by the Exchange) described in ARTICLE 1, to the extent that Exchange Suppliers have executed a Supplier Catalog Addendum with the Exchange, together with all elements of the Classification Scheme, including categories and subcategories, and all modifications or subsets thereof that Neoforma is entitled to create pursuant to Section 4.2.

        "Classification Scheme" has the meaning set forth in ARTICLE 1.

        "Confidential Information" has the meaning set forth in Section 10.1.

        "Control" means, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Covered Providers" means, at any particular time, (i) Novation and all members of VHA, UHC, HPPI and Medbuy, a Canadian GPO, (ii) members of other GPOs which the parties agree in writing shall be Covered Providers, and (iii) other independent healthcare providers which the parties have agreed in writing shall be Covered Providers.

        "Covered Suppliers" means, at any particular time, (i) all Exchange Suppliers, (ii) each Supplier set forth in Schedule A, but only for so long as such party has an agreement in effect with the Exchange concerning its participation in the Exchange (other than an agreement terminating such participation), (iii) other Suppliers which the parties have agreed in writing shall be Covered Suppliers, and (iv) subject to the following provisions of this definition, each Distributor that executes or has executed an Exchange User Agreement. Because the Distributor Service Level Requirements change over time, a Distributor that executes an Exchange User Agreement after the Effective Date shall constitute a Covered Supplier at all times from and after the later to occur of (A) the date such Distributor executes its Exchange User Agreement, and
(B) the date the Exchange first satisfies in all material respects the Distributor Service Level Requirements in effect when such satisfaction occurs. Any Distributor that has executed an Exchange User Agreement on or before the Effective Date shall constitute a Covered Supplier on the date the Exchange first satisfies in all material respects the Distributor Service Level Requirements in effect when such satisfaction occurs.

        "Distributor" means any distributor of goods manufactured by others, whether acting as a supplier or purchaser.

--------
* Confidential treatment requested

        "Distributor Service Level Requirements" means the service level requirements agreed to between the Exchange and Neoforma pursuant to Section 3.1.4, which shall in any event include (i) the service level requirements set forth in Schedule B, and (ii) all relevant service level targets in Neoforma's service level agreements with Distributors existing on the Effective Date, to the extent that (A) such targets are not already specified in Schedule B, and
(B) Neoforma is meeting such service level targets in all material respects on the Effective Date for all applicable Distributors using the Neoforma Marketplaces.

        "Effective Date" has the meaning set forth in the first paragraph.

        "Exchange Aggregated Data" means Aggregated Data that is collected by the Exchange.

        "Exchange Confidential Information" has the meaning set forth in Section 10.1.

        "Exchange Intellectual Property" means all Intellectual Property, whether now existing or hereafter arising, embodied in or relating directly to the Exchange Solutions.

        "Exchange Interface" shall mean the Initial Exchange Interface and all modifications and additions thereto created by the Exchange.

        "Exchange Parties" has the meaning set forth in Section 11.1.

        "Exchange Purchasers" means Providers who have entered into an Exchange User Agreement with the Exchange.

        "Exchange Site" has the meaning set forth in ARTICLE 1.

        "Exchange Solutions" means (a) the Supplier Connectivity Portal, (b) the Exchange Site (including all web pages of the Exchange Site), (c) the Exchange Interface, including GHXml(TM), (d) the Classification Scheme, (e) product and connectivity specifications, schematics, documentation, source code and object code of Exchange software, (f) data maps and definitions, and (g) any modifications or enhancements to any of (a) through (f).

        "Exchange Suppliers" means Suppliers who have entered into an Exchange User Agreement with the Exchange.

        "Exchange User Agreement" means the User Agreement that the Exchange enters into with Exchange Users.

        "Exchange User" means a User who has entered into an Exchange User Agreement with the Exchange.

        "GHXml(TM)" means the Exchange's proprietary XML schema and document type definitions (DTDs).

        "GPO" means a group purchasing organization.

        "HPPI" means Healthcare Purchasing Partners International, LLC.

        "Initial Consulting Services" has the meaning set forth in Section
3.1.6.

        "Initial Exchange Interface" means the APIs developed by the Exchange in accordance with Section 3.1.

        "Initial Neoforma Interface" means the APIs developed by Neoforma in accordance with Section 3.1.

        "Integrated Solution" has the meaning set forth in ARTICLE 1.

        "Integrated Solution User" means a User that (i) is both an Exchange User and a Neoforma User, and (ii) uses the Integrated Solution.

        "Interface" means the Exchange Interface or the Neoforma Interface, as the case may be.

        "Intellectual Property" means any: (a) Marks, trademarks, trade names, service marks, domain names, trade dress, logos, goodwill and brand, and other similar designations; (b) moral rights, copyrights or copyrightable works; (c) APIs, software programs, test tools, utilities and processes developed to support the integration between the Neoforma Marketplaces and the Exchange Site;
(d) patents, patent rights, inventions or trade secrets; (e) design, so-called "look and feel" and graphical user interface; and (f) other protectable property rights.

        "Licensed Purpose" has the meaning set forth in Section 3.1.5.

        "Marks" means an entity's identity elements, including its name and logo and such other trademarks, trade names, trade dress, service marks and service names that such entity uses or to which it has registration rights.

        *

        *

        "Neoforma Aggregated Data" means Aggregated Data that is collected by Neoforma.

         "Neoforma Classification Scheme" has the meaning set forth in ARTICLE 1 "Neoforma Confidential Information" has the meaning set forth in Section 10.1.

        "Neoforma Intellectual Property" means all Intellectual Property, whether now existing or hereafter arising, embodied in or relating directly to the Neoforma Solutions.

--------
* Confidential treatment requested

        "Neoforma Interface" shall mean the Initial Neoforma Interface and all modifications and additions thereto created by Neoforma.

        "Neoforma Parties" has the meaning set forth in Section 11.2.

        "Neoforma Products" has the meaning set forth in ARTICLE 1.

        "Neoforma Purchasers" means Providers who have entered into a Neoforma User Agreement with Neoforma.

        "Neoforma RCS" means the Neoforma software, in source and object code, and all related know-how, specifications, schematics and documentation, as more fully described in Schedule C.

        "Neoforma Solutions" means (a) the Neoforma Marketplaces (including all web pages of the Neoforma Marketplaces), (b) the Neoforma Interface, (c) the Neoforma Classification Scheme, (d) product and connectivity specifications, schematics, documentation, source code and object code of Neoforma software, (e) Neoforma RCS, (f) data maps and definitions, and (g) any modifications or enhancements to any of (a) through (f).

        "Neoforma User" means a User who has entered into a Neoforma User Agreement with Neoforma.

        "Neoforma User Agreement" means the User Agreement that Neoforma enters into with Neoforma Users.

        "Novation" means Novation, LLC, the supply company of VHA, UHC and HPPI.

        "Person" means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, as the context may require.

        "Product Data" means Product information that an Exchange Supplier provides to the Exchange to display on the Exchange Site or to communicate to Purchasers, including Product item numbers, features, functions, extended units of measure, contract identification numbers, product descriptions, catalog prices, catalogs, directions for use, text, pictures, sound, video and other data.

        "Products" has the meaning set forth in ARTICLE 1.

        "Providers" has the meaning set forth in ARTICLE 1.

        "Purchasers" means Neoforma Purchasers and Exchange Purchasers.

        "Supplier Connectivity Portal" has the meaning set forth in ARTICLE 1.

        "Supplier Catalog Addendum" means an addendum to the Exchange User Agreement, or another agreement between the Exchange and the applicable Exchange Supplier, governing the Exchange's use of such Exchange Supplier's Product Data at a location other than the Exchange Site and authorizing the Exchange to distribute such Product Data to the Exchange's channel partners and other parties, including Neoforma.

        "Suppliers" has the meaning set forth in ARTICLE 1.

        "Term" has the meaning set forth in Section 14.1.

        "Territory" has the meaning set forth in Section 4.1.

        "Transaction Data" means any information communicated by the Exchange or Neoforma to a User, by a User to the Exchange or the Neoforma Marketplaces or between a Supplier and a Purchaser through the Exchange or Neoforma, that relates to Product purchase, sale, availability, price, terms of payment or order status, including summaries and compilations of the foregoing.

        "Transition Period" means the period of 180 days following the date on which this Agreement (or the license granted under Section 3.1.5) is terminated pursuant to ARTICLE 14; provided that if this Agreement is terminated due to a breach of ARTICLE 9 or ARTICLE 10, or if such license is terminated due to a breach of ARTICLE 10, then the Transition Period shall be only 90 days.

        "UHC" means University HealthSystem Consortium.

        "Unauthorized Access" means access to the Exchange Site or the Neoforma Marketplaces, as the case may be, that is not in conformity with the respective agreements or rules of the Exchange or Neoforma.

        "User Agreement" has the meaning set forth in ARTICLE 1.

        "Users" has the meaning set forth in ARTICLE 1.

        "VHA" means VHA Inc.

        2.2. RULES OF CONSTRUCTION. In this Agreement, unless a clear, contrary intention appears:

             2.2.1 the singular number includes the plural number and vice versa;

             2.2.2 reference to any Person includes such Person's successors and assigns, if applicable, but only if such successors and assigns are permitted by this Agreement;

             2.2.3 reference to any gender includes the other gender;

             2.2.4 reference to any Article, Section or Schedule means such Article, such Section or such Schedule to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

             2.2.5 "herein", "hereunder", "hereof", "hereto", and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

             2.2.6 "including" (and with correlative meaning "include") shall be deemed to be followed by the phrase "without limitation";

             2.2.7 reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; and

             2.2.8 the headings contained in this Agreement (except for the Schedules) have been inserted for convenience of reference only, and are not to be used in construing this Agreement.

        2.3. LEGAL REVIEW. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either party shall not apply to any construction or interpretation hereof. This Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the parties after substantial and extended negotiations and with full awareness by the parties of the terms and provisions hereof and the consequences thereof.


                                   ARTICLE 3
                       DEVELOPMENT AND ALLIANCE STRUCTURE

        3.1. INITIAL DEVELOPMENT RESPONSIBILITIES.

             3.1.1 The Exchange shall provide the Catalog to Neoforma in digital form needed to support Purchaser functionality. Neoforma shall provide the Exchange with all relevant information regarding Neoforma Purchasers, including organization data, GPO eligibility and transaction information.

             3.1.2 The Exchange does not have and will not build a master price file or include list prices in the Catalog, but the Supplier Connectivity Portal provides access to Supplier websites where prices may be accessed by Exchange Users.

             3.1.3 As part of the process set forth in Section 3.1.4 below, the parties will evaluate the desirability of jointly developing and implementing pricing tools. Unless agreed otherwise as part of the implementation plan or as part of any future development undertaken pursuant to Section 3.4.2, the Exchange shall not use GPO or Covered Provider eligibility information provided by Neoforma or Covered Providers to develop or implement a set of collaboration tools and processes that allow a Provider and Supplier to interact and reach agreement upon a specific unit price. Neoforma shall not use, and shall not permit Covered Providers to use, electronic connections and communications systems the Exchange has established with Suppliers in order to develop or implement a set of collaboration tools and processes that allow a Provider and Supplier to interact and reach agreement upon a specific unit price.

             3.1.4 Promptly following the Effective Date, the parties will collaborate to develop a high level integration plan and opportunity assessment to be presented jointly to senior management of both parties by not later than October 15, 2001. This initial plan and assessment shall be created and conducted by the parties to determine the best means of integrating the Neoforma Marketplaces with the Supplier Connectivity Portal, taking into account such considerations as cost, time and functionality, and shall include all Distributor Service Level Requirements and a plan and schedule for Neoforma's provision of the Initial Consulting Services. Promptly following the joint presentation and concurrence of the parties on the integration plan, the parties shall use commercially reasonable efforts to develop APIs as such plan determines to be necessary and appropriate to create the Integrated Solution and to allow Integrated Solution Users to access the Catalog, access price and inventory availability from Suppliers, issue purchase orders, receive purchase order acknowledgements, determine order status, maintain User information, and transmit order information. The parties shall collaborate as appropriate to ensure that the Integrated Solution functions in accordance with agreed-upon specifications and performance criteria before it is made available to Users. Each party shall deliver to the other its Interface and all modifications and enhancements thereto, as developed in accordance with and subject to the terms of this Agreement. The parties shall, as appropriate, participate in the development of and, in their sole discretion, adopt, industry standards to facilitate integration and improve functionality. As part of the plan and assessment, the Exchange will consider licensing the Neoforma Classification Scheme or parts thereof from Neoforma, and Neoforma will consider licensing the same to the Exchange, solely for the purposes of incorporation into the Classification Scheme and use in the Integrated Solution, provided that nothing in this Agreement shall require either party to enter into any such license.

             3.1.5 In consideration for the payment of the license fees set forth in Section 3.1.7, Neoforma grants to the Exchange a perpetual, fully paid, non-exclusive, non-transferable (except as provided in Section 15.9), non-sublicensable right (except to the extent permitted by this Section 3.1.5 below), subject to the terms and conditions of this Agreement, to install, use, copy, display, modify and create derivative works of the Neoforma RCS in * , solely for the purposes of creating connectivity between Exchange Suppliers and the Supplier Connectivity Portal (including its open interface specifications) and permitting the exchange of Transaction Data between Exchange Suppliers and the Supplier Connectivity Portal (the "Licensed Purpose"). Any derivative works created by the Exchange pursuant to this license shall constitute part of the Neoforma RCS and shall be subject to this license, it being understood that neither this license nor the Exchange's use of any property licensed hereunder shall transfer to Neoforma any right, title or interest in or to any of the Exchange Intellectual Property. The Exchange may sublicense, only to Suppliers, solely those portions of the Neoforma RCS necessary to be hosted or otherwise used by Suppliers (e.g. templates, data maps and connectivity scripts) necessary to support the Licensed Purpose. Notwithstanding any provision of this Agreement to the contrary, this license shall survive the termination of this Agreement, except as provided in Section 14.2.6.

             3.1.6 Neoforma will provide * of knowledge transfer and consulting services in connection with the delivery and implementation of the Neoforma RCS by the Exchange ("Initial Consulting Services"). Neoforma shall provide the Initial Consulting Services in accordance with the integration plan developed under Section 3.1.4. Additional consulting services will be available at the Exchange's request. The hourly rate for any such services shall be based upon the nature of the services to be provided, as set forth on Schedule
             D. The Initial Consulting Services and all additional consulting services shall be performed by Neoforma personnel having skill sets that the Exchange reasonably considers necessary for the knowledge transfer or services to be performed.

             3.1.7 In consideration of the license granted pursuant to Section
             3.1.5 and the Initial Consulting Services, the Exchange shall pay Neoforma Three Million Five Hundred Thousand Dollars ($3,500,000), payable $1,500,000 on September 17, 2001, $1,500,000 on December 17, 2001, and $500,000 on March 15, 2002. Notwithstanding the foregoing, if Neoforma fails to perform Initial Consulting Services scheduled to be performed by the date any payment is due under this section and such failure occurred through no fault of the Exchange, then the Exchange may defer a part of the applicable payment, in an amount equal to the number of hours scheduled for each type of service contemplated by Schedule D, multiplied by the applicable hourly rate for such type of service. The

--------
* Confidential treatment requested

             Exchange shall pay such deferred amount promptly after the late services are performed.

        3.2. COSTS OF DEVELOPMENT AND INTEGRATION. Each party shall bear its own costs for the plan and assessment referred to above and for the cost of its own development responsibilities. The parties shall share equally the cost of any mutually required hardware and third party software. Each party, at its own expense, shall obtain all software and other rights necessary to access the software or systems of the other, to the extent such access is required hereunder. The parties will consider shared investment in any necessary technology in order to simplify integration or obtain more favorable terms for the purchase or license of any necessary third party technology, provided that nothing in this Agreement shall require either party to make any such investment. If, at Neoforma's request, the Exchange agrees to provide any consulting services to Neoforma hereunder, then such consulting services shall be provided at the rates set forth on Schedule D.

        3.3. API CROSS LICENSES.

             3.3.1 The Exchange grants to Neoforma during the Term a royalty-free, non-exclusive, non-transferable, non-sublicensable right, subject to the terms and conditions of this Agreement, to install, use, copy and display the Exchange Interface in * , together with all related specifications, software programs and documentation necessary to create and maintain the interfaces between the Neoforma Marketplaces and the Supplier Connectivity Portal (including its open interface specifications), solely for the purpose of creating and maintaining the Integrated Solution. The Exchange Interface shall be provided to Neoforma in object code form only.

             3.3.2 Neoforma grants to the Exchange during the Term a royalty-free, non-exclusive, non-transferable, non-sublicensable right, subject to the terms and conditions of this Agreement, to install, use, copy and display the Neoforma Interface in * , together with all related specifications, software programs and documentation necessary to create and maintain the interfaces between the Neoforma Marketplaces and the Supplier Connectivity Portal (including its open interface specifications), solely for the purpose of creating and maintaining the Integrated Solution. The Neoforma Interface shall be provided to the Exchange in object code form only.

             3.3.3 Nothing in this Section 3.3 shall authorize either party to display publicly, modify or create derivative works of the licensed software, if any, and APIs.

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* Confidential treatment requested

             3.3.4 Neither party shall disassemble, reverse engineer or decompile any of the other party's property licensed under this
             Section 3.3.

        3.4. FUTURE DEVELOPMENT.

             3.4.1 Individual Enhancements. The Exchange and Neoforma, each reserve the right, in its sole discretion, to modify and add to the Exchange Interface and the Neoforma Interface, respectively. The Exchange and Neoforma shall share development plans and estimated release schedules with respect to changes, improvements and enhancements to the Exchange Interface and to the Neoforma Interface, respectively. Each party shall, at its own cost, develop modifications or additions to its APIs, so that Integrated Solution Users will be able to use all such changes, improvements and enhancements implemented by such party and to maintain all other functionality (including all relational links among entries in the database comprising the Catalog) of the Integrated Solution.

             3.4.2 Combined Enhancements. The parties shall cooperate in the design, development and deployment of enhancements to the Integrated Solution, with functionality to be agreed upon by the parties. In particular, the parties may, at their option, develop and market a three-way price matching premium service to resolve price inconsistencies among GPOs (e.g., Novation), Suppliers and Providers.

        3.5. CHANGES. Subject to Section 3.4.1, the Exchange, in its sole discretion, may (a) enhance, delete or modify any or all of the features, format, "look and feel," functions or services of the Exchange Site, the procedures for use of the Exchange Site, or the information offered on the Exchange Site, and (b) subject to Sections 3.4.1 and 4.2, Neoforma, in its sole discretion, may enhance, delete or modify any or all of the features, format, "look and feel," functions or services of the Neoforma Marketplaces, the procedures for use of the Neoforma Marketplaces, or the information offered on the Neoforma Marketplaces. Neoforma acknowledges that each Exchange Supplier that has authorized the Exchange to sublicense its Product Data to Neoforma may, at its option and upon sixty (60) days prior written notice to the Exchange, cause the Exchange to terminate that sublicense, unless such Exchange Supplier otherwise agrees with Neoforma. The Exchange shall provide Neoforma with forty-five (45) days prior written notice if any Supplier terminates any such sublicense. Neoforma shall notify the Exchange promptly after it receives any notice that a Provider has ceased to be a Neoforma User.

        3.6. ALLIANCE STRUCTURE.

             3.6.1 The Exchange shall connect Suppliers who are Integrated Solution Users to the Integrated Solution and shall retain all related fees and revenues.

             3.6.2 Neoforma shall connect Providers who are Integrated Solution Users to the Integrated Solution and shall retain all related fees and revenues.

             3.6.3 The parties may subcontract the performance of services hereunder to each other upon mutually agreed upon terms and conditions.

             3.6.4 Neoforma shall display the Catalog, in accordance with
             ARTICLE 4, to Integrated Solution Users. The Exchange shall not charge Neoforma any fees for Neoforma's access to the Catalog.

             3.6.5 Each party shall transmit to the other all order information that it receives regarding transactions between Neoforma Purchasers and Exchange Suppliers. Each party shall then transmit such order information to its applicable Users. Neither party shall charge the other party any fees for any such transmissions. The foregoing shall not preclude or affect any fees that any User agrees to pay either Neoforma or the Exchange.

             3.6.6 Neoforma and the Exchange may each market and sell value-added services and/or premium services to any Provider or Supplier, and each may retain any revenue it receives in connection therewith. The parties may also agree to co-market and/or cross-sell such value-added services or premium services, and shall determine the division of any related revenues at such time, pursuant to a separate written agreement.

             3.6.7 Neoforma and the Exchange shall evaluate opportunities to develop jointly value-added services and/or premium services that may be beneficial to Suppliers and Providers. Neoforma and the Exchange shall mutually agree, in writing, to cost-sharing and revenue-sharing terms before they begin any such joint development.


                                   ARTICLE 4
                                 CONTENT LICENSE

             4.1. LICENSE. The Exchange grants to Neoforma during the Term the non-exclusive, non-transferable, non-sublicensable, royalty-free right to perform the following activities, subject to the terms and conditions of this Agreement: (i) to host the Catalog on the Neoforma Marketplaces; (ii) to display the Catalog or any part thereof (subject to the provisions of Section 4.2), as part of the Integrated Solution, to any Integrated Solution User * (the "Territory"); (iii) to use GHXml(TM)solely in furtherance of the purposes of this Agreement; and (iv) to make such internal copies of the Catalog as are necessary for the foregoing purposes. Except as set forth herein, Neoforma shall not use, copy, display or

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* Confidential treatment requested
             distribute the Catalog, in any form, in whole or in part, without the Exchange's prior written consent.

        4.2. LIMITATIONS ON DISPLAY OF CATALOG. The Exchange acts as a passive conduit for the display and publication of Product Data, and the Exchange reserves to the Exchange Suppliers complete control over the form and substance of all Product Data, subject to such Exchange Suppliers' obligations under their respective Exchange User Agreements. Neoforma shall use and display the Catalog and all Product Data contained therein verbatim as received, and may not edit, modify or translate the Catalog or such Product Data in any way except as specified in this Agreement. Notwithstanding any other provision of this
        Section 4.2, Neoforma may use and display the Product Data without using and displaying related elements of the Classification Scheme. Without limiting the foregoing or the provisions of Section 4.1, unless the applicable Exchange Supplier agrees to allow Neoforma to do so, Neoforma shall not alter the Classification Scheme or any part thereof, nor shall Neoforma use or display Product Data under a modified Classification Scheme or under any classification system other than the Classification Scheme. Neoforma shall at all times maintain all relational links within the Catalog and shall not alter any part of the Catalog in any way that interferes with the Exchange's ability to maintain and update the Catalog. Neoforma shall not create derivative works of the Catalog or any part thereof; provided, however, that Neoforma may (i) extract subsets of the unmodified Catalog at the ------- direction of and for use by individual Purchasers, (ii) cross-reference Product numbers used by distributors that are authorized distributors of Products of Exchange Suppliers but are not Exchange Users, and(iii) format the Catalog to conform to the compilation or "look and feel" of the Neoforma Solutions. With regard to all such modifications and subsets created by Neoforma pursuant to this Section 4.2: (i) Neoforma shall not change the content of the individual fields of the Catalog, (ii) other than information regarding other products added by Neoforma, all such modifications and subsets shall constitute part of the Catalog, and (iii) Neoforma shall have no greater rights in any such modification or subset than its rights to use and display the Catalog as provided in this Agreement. Nothing herein shall limit Neoforma's right to display data regarding other products together with the Catalog or permitted subsets thereof. For purposes of clarity, Neoforma may offer any Integrated Solution User a GPO-specific catalog containing a subset of the Catalog together with data regarding other products, provided that such Integrated Solution User may use and display all Product Data in the Catalog at its option. Neoforma shall, at no charge to the Exchange or the Exchange Suppliers and upon the Exchange's request with reasonable prior notice, provide the Exchange and the Exchange Suppliers with sufficient access to the Neoforma Solutions to permit the Exchange and such Exchange Suppliers to verify Neoforma's compliance with this Agreement; provided, however, that nothing in this Agreement shall permit Neoforma to disclose any Supplier's Product Data to any other Supplier. At the time the Exchange's User Agreements are subject to renewal, the Exchange shall modify its form of User Agreement to permit Neoforma to display Product Data under the Neoforma Classification Scheme, and shall further use commercially reasonable efforts to promptly (i) have all Users accept this modification to the User Agreement in accordance with the amendment process set forth in the User Agreement, and (ii) replace any outstanding MOUs with such modified User Agreements.

        4.3. CATALOG UPDATES. Subject to Section 4.4, the Exchange shall provide Catalog updates promptly after they are created and published on the Exchange Site, or at a frequency and in a manner as is reasonably agreed by the parties. Neoforma shall use reasonable efforts to maintain its ability to receive and process such updates and to make the Catalog available at all times to Integrated Solution Users.

        4.4. WITHDRAWAL OF CATALOG. The Exchange may withdraw or cancel all or any affected part of the Catalog if: (a) the Catalog or any part thereof becomes the subject of a claim that it infringes the rights of any third Person or that the Exchange otherwise does not have the right to permit others to use it; (b) the Catalog or any part thereof becomes illegal or contrary to any applicable law or regulation, or the Exchange is required by any compulsion of law, including an order or judgment from a court of competent jurisdiction, to withdraw all or any part of the Catalog; or (c) any Supplier terminates its Supplier Catalog Addendum, either in whole, or as to Neoforma specifically (unless the applicable Supplier has agreed with Neoforma not to so terminate its Supplier Catalog Addendum), or the Exchange terminates such Supplier Catalog Addendum with such Supplier, in which case the Exchange may withdraw all Product Data offered by such Supplier. If the Exchange withdraws or cancels all or part of the Catalog, the Exchange shall notify Neoforma promptly thereof. If the Exchange withdraws or cancels all of the Catalog, Neoforma shall be entitled to terminate this Agreement in accordance with Section 14.2.5. Neoforma acknowledges that Suppliers have the right to terminate Neoforma's use of the Catalog at any time and for any reason. Neoforma acknowledges that certain Suppliers intend to terminate Neoforma's use of the Catalog if Neoforma uses the Catalog to offer auction or reverse auction functions (as distinct from customary RFP processes) through the Neoforma Marketplaces.

        4.5. IDENTIFICATION OF THE EXCHANGE. The Exchange shall be identified as the source of all Product Data used and displayed in the Integrated Solution in accordance with this ARTICLE 4.


                                   ARTICLE 5
                                SECURITY; PRIVACY

        5.1. SECURITY. The Exchange shall use commercially reasonable efforts consistent with prevailing industry standards to maintain the security of the Exchange Site, including constructing and maintaining firewalls and other security devices to limit any Unauthorized Access to information accessible from the Exchange Site. The Exchange shall also use commercially reasonable efforts consistent with prevailing industry standards to protect the Neoforma Marketplaces from any theft, harm, tampering, sabotage, interference, viewing, manipulation, copying or distribution by any User using the Exchange Solutions and the Exchange Interface. Neoforma shall use commercially reasonable efforts consistent with prevailing industry standards to maintain the security of the Neoforma Solutions, including constructing and maintaining firewalls and other security devices to limit any Unauthorized Access to information accessible through use of the Neoforma Solutions. Neoforma shall also use commercially reasonable efforts consistent with prevailing industry standards to protect the Exchange Site from any theft, harm, tampering, sabotage, interference, viewing, manipulation, copying or distribution by any User using the Neoforma Solutions and the Neoforma Interface.

        5.2. PRIVACY. Neither party hereto shall breach or attempt to breach the computer or software security of the other, attempt to access the information of a User stored by the other, or otherwise invade the privacy of others in connection with providing the Integrated Solution.


                                   ARTICLE 6
                              MARKETING; REFERRALS

        6.1. ALLIANCE MANAGEMENT. The Exchange and Neoforma each agree to establish an "Alliance Manager." The primary responsibility of the Alliance Managers shall be to coordinate the implementation of this Agreement and the marketing activities contemplated by Section 6.2, and to manage the day-to-day activities of the parties under this Agreement.

        6.2. MARKETING; EXPENSES. Each party shall market and sell its own solutions and products, and retain all revenue derived therefrom unless otherwise agreed, through coordinated marketing and sales efforts involving joint meetings and other forms of cooperation as agreed by the parties during the sales process. The parties shall each provide sales and marketing support personnel who will work together on joint press announcements (all of which must be approved in accordance with Section 9.6), sales force alignment, joint marketing opportunities, conferences and similar activities. Each party shall bear its own expenses in connection with such sales and marketing activities. Each party hereby designates and shall identify the other party to its Users and prospects as its "Preferred Connectivity Solution".

        6.3. SALES COOPERATION; NO SALES AGENCY. Each party shall be solely responsible for all sales and licenses of its products and services, and neither party hereto shall have the authority to sell or license the products or services of the other. Neoforma shall be entitled to market the Exchange's products and services and to use such marketing materials as the Exchange may provide to Neoforma from time to time. Neoforma may also present the Exchange's then-current Exchange User Agreement (as supplied to Neoforma by the Exchange from time to time) to any prospects and obtain the signatures of such prospects thereon; provided, however, that the Exchange shall not be bound by any such Exchange User Agreement until it has executed the same. The Exchange shall not be obligated to execute any such Exchange User Agreement. The Exchange may also present Neoforma's then-current Neoforma User Agreement (as supplied to the Exchange by Neoforma from time to time) to any prospects and obtain the signatures of such prospects thereon; provided, however, that Neoforma shall not be bound by any such Neoforma User Agreement until it has executed the same. Neoforma shall not be obligated to execute any such Neoforma User Agreement. Notwithstanding the foregoing, neither party shall participate in any discussions or negotiations regarding any fees to be charged by the other party pursuant to such party's User Agreement, and neither party shall knowingly provide the other party with any information regarding such fees.

        6.4. EXCLUSIVITY. For a period of * after the Effective Date, neither party shall enter into a strategic alliance substantially similar to that contemplated by this Agreement with * . Thereafter, and during the Term, the Exchange shall not enter into any agreement with * which grants any broader rights to such party than those granted to Neoforma under this Agreement with respect to any means of connecting with the Exchange or Supplier Connectivity Portal developed with such party, in preference to the Integrated Solution. Except as expressly -- provided in this Section 6.4, this Agreement is not intended to be an exclusive arrangement and nothing contained herein shall limit either party's right to enter into alliance or other agreements with any other Person, including any direct competitor of the other party. Subject to the provisions of this Section 6.4 and Section 6.5, and the other express provisions of this Agreement, each party shall be free to pursue its own interests and shall not be restricted from: (a) recommending and marketing services or products which may be competitive with the other party's services or products, (b) entering into an alliance, joint marketing agreement or other relationship with a competitor of the other party, or (c) referring to a competitor a prospective customer that is not already a customer of the other party.

        6.5. RECOMMENDING THE INTEGRATED SOLUTION.

             6.5.1 By the Exchange.

                   (a) The Exchange shall recommend the Integrated Solution to all Covered Providers that it contacts and will not recommend any other solution to such Covered Providers except as provided in Sections 6.5.3 and 6.5.4. The Exchange may, at its option, also market any other products or services then offered by the Exchange to any such Covered Providers. If Neoforma refers a Provider who is not a Covered Provider to the Exchange, the Exchange shall recommend the Integrated Solution to such

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* Confidential treatment requested

                   Provider in accordance with Section 6.3, provided, that such Provider had not previously been contacted by the Exchange or referred to the Exchange by a third party during the preceding six months. The Exchange shall recommend the Integrated Solution to Providers that it contacts who are not Covered Providers, but the Integrated Solution need not be the exclusive connectivity solution recommended to such Providers.

                   (b) The Exchange may present a Neoforma User Agreement to any such Covered Providers in accordance with Section 6.3.

             6.5.2 By Neoforma.

                   (a) Neoforma shall recommend the Integrated Solution to all Covered Suppliers that it contacts (including all Distributors that are Neoforma Users at the time the Exchange first satisfies in all material respects the Distributor Service Level Requirements in effect at the time such satisfaction occurs) and will not recommend any other solution to such Covered Suppliers except as provided in
                   Section 6.5.3. Neoforma may, at its option, also market any other products or services then offered by Neoforma to any such Covered Suppliers. If the Exchange refers a Supplier who is not a Covered Supplier to Neoforma, Neoforma shall recommend the Integrated Solution to such Supplier in accordance with Section 6.3, provided, that such Supplier had not previously been contacted by Neoforma or referred to Neoforma by a third party during the preceding six months. Neoforma shall recommend the Integrated Solution to Suppliers that it contacts who are not Covered Suppliers, but the Integrated Solution need not be the exclusive connectivity solution recommended to such Suppliers.

                   (b) Neoforma may present an Exchange User Agreement to any such Covered Suppliers in accordance with Section 6.3.

             6.5.3 Other Referral Issues.

                   (a) If a prospect informs either party that it prefers to connect to such party other than through the Integrated Solution, then such party may connect such prospect either directly or through another Person. The Exchange or Neoforma, as the case may be, shall notify the other party promptly after it learns that any such prospect wishes to connect other than through the Integrated Solution.

                   (b) The parties may, at their option, cooperate on a case-by-case basis to jointly approach prospects who are neither Covered Providers nor Covered Suppliers.

                   (c) All prospect referrals for Covered Suppliers, Covered Providers, and others under Section 6.5.3(b) shall be jointly managed under a mutually approved prospect referral program. The prospect referral, notification and targeting programs shall be put in place by both parties within 30 days of the Effective Date and managed by each party's Alliance Manager.

             6.5.4 Exceptions. Notwithstanding any provisions hereof to the contrary, nothing in this Agreement shall obligate the Exchange to violate the terms of those current or currently-pending (as of the Effective Date) agreements listed on Schedule E hereto with other Persons that limit the Exchange's right to recommend the Integrated Solution, if such other party refers a prospect to the Exchange. In particular, this Section 6.5 shall not apply to prospects that are referred to either party by such party's strategic allies, to the extent that the applicable agreement restricts such party from offering integrated solutions or products other than those contemplated by the applicable agreement.


                                   ARTICLE 7
                           IMPLEMENTATION AND SUPPORT

        7.1. IMPLEMENTATION, TRAINING AND FULFILLMENT. Each party hereto shall, to the extent necessary, be responsible for installing and implementing its own proprietary components of the Integrated Solution. Each party hereto shall provide its own implementation and training services to the Users using the Integrated Solution. Each party shall fulfill its products for its Users through its own distribution network.

        7.2. TECHNICAL SUPPORT.

             7.2.1 Personnel. During the Term, each party hereto shall maintain an appropriate number of trained personnel to provide, in a professional manner, technical support and enhancements ("Maintenance") with respect to its proprietary components of the Integrated Solution. Maintenance shall include identifying problems, supplying updates to remedy bugs, fixing errors and providing, where applicable, new versions or releases of such components. Each party shall also maintain a number of trained personnel sufficient to enable such party to meet its obligations under Section 7.2.2 below.

             7.2.2 Customer Support.

                   (a) Neoforma shall, pursuant to its customary agreements with its customers, respond to and fix problems associated with User calls related to the Neoforma Solutions. If an Integrated Solution User calls regarding an operational issue, Neoforma shall verify the integrity of the system followed by, if necessary, passing a call to the Exchange, if Neoforma determines that the source of the User's problem is associated with the Exchange Solutions.

                   (b) The Exchange, shall, pursuant to its customary agreements with its Users, respond to and fix problems associated with User calls related to the Exchange Solutions. If an Integrated Solution User calls regarding an operational issue, the Exchange shall verify the integrity of the system followed by, if necessary, passing a call to Neoforma, if the Exchange determines that the source of the User's problem is associated with the Neoforma Solutions.

                   (c) When the source of any particular customer problem cannot readily be determined, the parties' respective support organizations shall collaborate reasonably to identify the cause of the problem and to implement a solution.

        7.3. LINKAGES. Neoforma and the Exchange shall each be responsible for the creation, management and monitoring of their respective components of the telecommunications and hardware connections between multiple Exchange data centers and multiple Neoforma data centers (the "Linkages"), and shall cooperate with each other to create, manage and monitor the Linkages. Both parties shall make commercially reasonable efforts to ensure that their respective components of the Linkages and the Integrated Solution will operate in compliance with reasonable and customary technical performance standards. Neither party shall be liable for any Internet or telecommunications failure, computer virus, third-party interference or other third party software or hardware failure that may interrupt or delay access to any Internet site or interfere with the performance of the Linkages or the Integrated Solution, unless such problem was caused or created directly by such party.


                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

        8.1. REPRESENTATIONS AND WARRANTIES OF THE EXCHANGE. The Exchange represents and warrants to Neoforma that:

                   (a) it has all requisite right, power and authority to enter into this Agreement and to perform its obligations hereunder;

                   (b) the entry into and performance of this Agreement by the Exchange has been duly authorized by all necessary limited liability company action on the part of the Exchange and this Agreement constitutes a valid agreement, binding upon and enforceable against the Exchange in accordance with its terms; and

                   (c) the execution and delivery of this Agreement by the Exchange and the consummation of the transactions herein provided will not (i) conflict with any agreement, document or instrument to which the Exchange is a party; (ii) violate any order, writ, injunction or decree of court, administrative agency or governmental body, or (iii) require the approval, consent or permission of any governmental or regulatory body or authority of which the Exchange is aware, having authority over the Exchange.

        8.2. REPRESENTATIONS AND WARRANTIES OF NEOFORMA. Neoforma represents and warrants to the Exchange that:

                   (a) Neoforma has all requisite right, power and authority to enter into this Agreement and to perform its obligations hereunder;

                   (b) the entry into and performance of this Agreement by Neoforma has been duly authorized by all necessary corporate action on the part of Neoforma, and this Agreement constitutes a valid agreement, binding upon and enforceable against Neoforma in accordance with its terms;

                   (c) the execution and delivery of this Agreement by Neoforma and the consummation of the transactions herein provided will not (i) conflict with any agreement, document or instrument to which Neoforma is a party; (ii) violate any order, writ, injunction or decree of court, administrative agency or governmental body, or (iii) require the approval, consent or permission of any governmental or regulatory body or authority of which Neoforma is aware, having authority over Neoforma; and

                   (d) As of the Effective Date, Neoforma is meeting in all material respects all of the service level requirements set forth on Schedule B for all Distributors using the Neoforma Marketplaces.


                                    ARTICLE 9
                                    OWNERSHIP

        9.1. OWNERSHIP BY THE EXCHANGE. As between the Exchange and Neoforma, the Exchange owns and shall own all right, title and interest in and to all Exchange Intellectual Property. Neither any license granted hereunder nor the Exchange's use of any property licensed hereunder shall transfer to Neoforma any right, title or interest in or to any of the Exchange Intellectual Property.

        9.2. OWNERSHIP BY NEOFORMA. As between Neoforma and the Exchange, Neoforma owns all right, title and interest in and to all Neoforma Intellectual Property. Neither any license granted hereunder nor Neoforma's use of any property licensed hereunder shall transfer to the Exchange any right, title or interest in or to any of the Neoforma Intellectual Property.

        9.3. OWNERSHIP BY THIRD PARTIES. The Exchange Site and the Catalog contain third party Marks and other Intellectual Property belonging to third parties, including Product Data and Transaction Data. The Neoforma Marketplaces contain third party Marks and other Intellectual Property belonging to third parties, including Product Data and Transaction Data. All such Intellectual Property is and shall remain the property of its respective owners. Except as expressly provided in this Agreement, the Exchange does not grant to Neoforma any right to copy or use any such Intellectual Property.

        9.4. TRANSACTION DATA.

             9.4.1 The parties to each transaction (e.g., the applicable Supplier and Purchaser) shall own the Transaction Data relating to such transaction. Neither the Exchange nor Neoforma may disclose any Transaction Data to any third party without the consent of either owner of such Transaction Data.

             9.4.2 Nothing in this Agreement shall affect the ownership of contract price files.

        9.5. AGGREGATED DATA. Neither party shall collect, compile or use any Aggregated Data without the consent of all the Suppliers and Purchasers whose Transaction Data is included, in whole or in part, in such Aggregated Data. Such consent may be included in either party's separate agreements with Suppliers or Purchasers. Notwithstanding the foregoing, each party shall use commercially reasonable efforts to obtain such consents. Neither party shall have any right to Aggregated Data collected by the other party. Neoforma may provide Novation with Neoforma Aggregated Data regarding contract and non-contract purchasing to assist Novation in managing its GPO operations, subject to Neoforma receiving the consent of the applicable Suppliers and Providers, to the extent that such consent is required by this ARTICLE 9. Each party may sell its own Aggregated Data, and the parties may also jointly sell Aggregated Data, but Aggregated Data may not be sold by either party to a Supplier or Purchaser who has not consented to allow the parties to create Aggregated Data from such Supplier's or Purchaser's Transaction Data. Notwithstanding the foregoing, the Exchange shall not sell any Aggregated Data which is derived from use of the Integrated Solution and which is aggregated on an individual GPO level without such GPO's consent, and further, in no event shall such Aggregated Data be sold unless data from any one GPO is combined with other data that equals at least 30% of the total Aggregated Data being sold. At the time the Exchange's User Agreements are subject to renewal, the Exchange shall use commercially reasonable efforts to obtain consent from each Supplier sufficient to permit Neoforma to collect, compile and use Aggregated Data arising from such Supplier's Transaction Data.

        9.6. PUBLICITY; USE OF MARKS. Except as otherwise set forth in this Agreement, neither party shall use any of the other party's Marks in advertising or other promotional material or activity (including Internet sites) without first obtaining the owner's prior written consent, which consent shall not be unreasonably withheld or delayed. The party using the owner's Marks must adhere to the owner's internal policies regarding their use. Any press release related to this Agreement or the transactions contemplated hereby must be approved in writing by both parties, such approval not to be unreasonably withheld or delayed.


                                   ARTICLE 10
                                 CONFIDENTIALITY

        10.1. CONFIDENTIAL INFORMATION. All business, operational, customer, technological, financial and commercial information furnished or disclosed by each party to this Agreement, including (i) Exchange Intellectual Property; (ii) Neoforma Intellectual Property; (iii) Product Data, Transaction Data and Aggregated Data; (iv) the terms and conditions on which each party provides its respective products and services and (v) other non-public information about each party's business strategies and future products or offerings, constitutes the sole and exclusive confidential and proprietary information of the disclosing party. Confidential information of the Exchange is referred to hereinafter as "Exchange Confidential Information" and confidential information of Neoforma is referred to hereinafter as "Neoforma Confidential Information." Exchange Confidential Information includes the Exchange Intellectual Property and (regardless of whether or not the Exchange owns the same) all Product Data, Transaction Data, the Classification Scheme and Exchange Aggregated Data. Neoforma Confidential Information includes Neoforma Intellectual Property, Transaction Data, the Neoforma Classification Scheme and Neoforma Aggregated Data. Exchange Confidential Information and Neoforma Confidential Information are collectively referred to hereinafter as "Confidential Information." In addition, except as necessary to fulfill its obligations hereunder, each party agrees to treat the terms of this Agreement as Confidential Information.

        10.2. OBLIGATIONS. Each party agrees to protect the confidentiality of the other's Confidential Information in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event with less than due care and attention. Except as necessary to perform its obligations hereunder or as expressly permitted hereunder, neither party shall reproduce or use any Confidential Information of the other party or disclose to any other Person the other party's Confidential Information, in any case without the prior written consent of the other party or, in the case of Transaction Data, without the prior written consent of the applicable Supplier or Purchaser. Neoforma may share Confidential Information, other than Product Data and Transaction Data, with Novation, VHA, UHC and HPPI provided (A) those parties agree to comply with the obligations of this Section 10.2, and (B) those parties use such Confidential Information solely in support of the transactions contemplated by this Agreement. For avoidance of doubt, Neoforma may share Product Data and

        Transaction Data with Novation, VHA, UHC and HPPI if permitted by other provisions of this Agreement. A party receiving Confidential Information shall have no obligations under this Section 10.2 as to Confidential Information that the receiving party establishes:

                   (a) is published or otherwise becomes available to the general public without breach of this Agreement;

                   (b) was furnished by a third party in a manner not involving a breach of such third party's obligations to the disclosing party, except that this clause (b) shall in no event apply to Transaction Data transmitted by Users;

                   (c) was in a party's possession prior to the disclosure by the other party; or

                   (d) was developed independently by an employee or agent who was not aware of Confidential Information furnished to the receiving party pursuant to this Agreement.

        10.3. LEGAL PROCESS. If either party receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information of the other party, it shall provide prompt notice to the other of such receipt. The party receiving the subpoena or process shall thereafter be entitled to comply with such subpoena or other process; provided that such party shall reasonably cooperate with the other party's efforts to obtain an appropriate protective order to preserve the confidentiality of the requested Confidential Information.

        10.4. INJUNCTIVE RELIEF. Each party hereto acknowledges and agrees that money damages alone cannot adequately compensate the other party for a breach of this Section 10.4; and that any such breach will cause immediate and irreparable harm.


                                   ARTICLE 11
                                 INDEMNIFICATION

        11.1. NEOFORMA. Neoforma agrees to indemnify and hold harmless the Exchange and any member, officer, director, employee or agent thereof (collectively, "Exchange Parties"), from any and all liabilities, damages, costs and expenses, including reasonable attorneys' fees incurred by the Exchange or any Exchange Party as a result of any claim relating to (a) any claim that any of the Neoforma Solutions provided to the Exchange, any Exchange Party or any User hereunder infringes or violates a third party's Intellectual Property, and (b) any use of the Product Data or the Catalog by Neoforma other than as permitted by
        ARTICLE 4. Neoforma shall pay all damages and costs finally awarded against the Exchange or any Exchange Party which are attributable to such a claim or amounts agreed to be paid by the Exchange or any Exchange Party in settlement thereof, provided that the Exchange: (i) promptly notifies Neoforma of any such related claim or suit by a third party; (ii) permits Neoforma to assume sole authority to conduct the trial or settlement of such claim or suit or any negotiations related thereto at Neoforma's own expense; and (iii) provides information and assistance reasonably requested by Neoforma in connection with such claim or suit, at Neoforma's own expense if so requested; provided, further, however that: (A) the Exchange may participate in any such claim or suit at its own expense and (B) Neoforma shall not, without the Exchange's consent, agree to any settlement which (1) makes any admission on behalf of the Exchange, any Exchange Party or any User, (2) consents to any injunction against the Exchange, any Exchange Party or any User (except an injunction relating solely to continued use of any infringing intellectual property) or (3) imposes any ongoing liability on the Exchange, any Exchange Party or any User.

        11.2. THE EXCHANGE. The Exchange agrees to indemnify and hold harmless Neoforma and any stockholder, officer, director, employee or agent thereof (collectively, "Neoforma Parties"), from any and all liabilities, damages, costs and expenses, including reasonable attorneys' fees incurred by Neoforma or any Neoforma Party as a result of any claim relating to (a) a claim that the Exchange provided to Neoforma the Catalog, or any part thereof, including any Product Data, that the Exchange had no right to so provide, or (b) a claim that any of the Exchange Solutions provided to Neoforma or any Neoforma Party hereunder infringes or violates a third party's Intellectual Property. The Exchange shall pay all damages and costs finally awarded against Neoforma or any Neoforma Party which are attributable to such a claim or amounts agreed to be paid by Neoforma or any Neoforma Party in settlement thereof, provided that Neoforma: (i) promptly notifies the Exchange of any such related claim or suit by a third party; (ii) permits the Exchange to assume sole authority to conduct the trial or settlement of such claim or suit or any negotiations related thereto at the Exchange's own expense; and (iii) provides information and assistance reasonably requested by the Exchange in connection with such claim or suit, at the Exchange's own expense if so requested; provided, further, however that: (A) Neoforma may participate in any such claim or suit at its own expense and (B) the Exchange shall not, without Neoforma's consent, agree to any settlement which (1) makes any admission on behalf of Neoforma or any Neoforma Party, (2) consents to any injunction against Neoforma or any Neoforma Party (except an injunction relating solely to continued use of any infringing intellectual property) or (3) imposes any ongoing liability on Neoforma or any Neoforma Party.


                                   ARTICLE 12
                             LIMITATION OF LIABILITY

        12.1. LIMITATION OF NEOFORMA'S LIABILITY. Neoforma's aggregate liability for all claims of any kind (other than liabilities arising from death, bodily injury, Neoforma's obligations under Section 11.1, and breaches of Section 9.4 and

        ARTICLE 10), whether based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise, for all losses or damages arising out of, connected with, or resulting from this Agreement or from the performance or breach thereof, or from any services covered by or furnished under this Agreement, shall in no case exceed $500,000. Except for liabilities arising from death, bodily injury, Neoforma's obligations under Section 11.1, and breaches of Section 9.4 and ARTICLE 10, Neoforma shall not be liable for any loss of business, use of data, interruption of business, lost profits or goodwill, or other indirect, special, incidental, exemplary or consequential damages of any kind, even if Neoforma has been advised of the possibility of such loss, and notwithstanding any failure of essential purpose of any remedy.

        12.2. LIMITATION OF THE EXCHANGE'S LIABILITY. The Exchange's aggregate liability for all claims of any kind (other than liabilities arising from death, bodily injury, the Exchange's obligations under Section 11.2, and breaches of Section 9.4 and ARTICLE 10), whether based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise, for all losses or damages arising out of, connected with, or resulting from this Agreement or from the performance or breach thereof, or from any services covered by or furnished under this Agreement, shall in no case exceed $500,000. Except for liabilities arising from death, bodily injury, the Exchange's obligations under
        Section 11.2, and breaches of Section 9.4 and ARTICLE 10, the Exchange shall not be liable for any loss of business, use of data, interruption of business, lost profits or goodwill, or other indirect, special, incidental, exemplary or consequential damages of any kind, even if the Exchange has been advised of the possibility of such loss, and notwithstanding any failure of essential purpose or of any limited remedy.

        12.3. TIME LIMITS ON BRINGING AN ACTION. No action may be brought by either party under this Agreement or otherwise more than two (2) years after the earlier of the time when the cause of action arose, or when the party was aware of facts which put it on notice thereof.


                                   ARTICLE 13
                                   DISCLAIMERS

        13.1. DISCLAIMERS OF THE EXCHANGE. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE EXCHANGE MAKES NO REPRESENTATIONS, WARRANTIES OR COVENANTS TO NEOFORMA WITH RESPECT TO THE EXCHANGE INTELLECTUAL PROPERTY OR THE CATALOG. OTHER THAN AS EXPRESSLY SET FORTH ABOVE, THE EXCHANGE PROVIDES ALL SERVICES PERFORMED HEREUNDER "AS IS." THE EXCHANGE HEREBY DISCLAIMS ALL IMPLIED WARRANTIES INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY OF DATA, NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. THE EXCHANGE DOES NOT WARRANT THAT IT WILL BE ABLE TO CORRECT ALL REPORTED DEFECTS IN THE EXCHANGE SOLUTIONS OR THAT USE OF THE

        EXCHANGE SOLUTIONS, OR ACCESS TO PRODUCT DATA OR LINKS TO OTHER SUPPLIER MATERIALS WILL BE UNINTERRUPTED OR ERROR-FREE. THE EXCHANGE PROVIDES NO WARRANTIES WITH RESPECT TO THE FUNCTIONALITY OF THE EXCHANGE SOLUTIONS. THE EXCHANGE MAKES NO WARRANTY REGARDING FEATURES, SOFTWARE OR SERVICES PROVIDED BY THIRD PARTIES.

        13.2. DISCLAIMERS OF NEOFORMA. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEOFORMA MAKES NO REPRESENTATIONS, WARRANTIES OR COVENANTS TO ANY PERSON OR ENTITY WITH RESPECT TO THE NEOFORMA INTELLECTUAL PROPERTY. OTHER THAN AS EXPRESSLY SET FORTH ABOVE, NEOFORMA PROVIDES ALL SERVICES PERFORMED HEREUNDER "AS IS." NEOFORMA HEREBY DISCLAIMS ALL IMPLIED WARRANTIES INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY OF DATA, NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE WITH REGARD TO NEOFORMA SOLUTIONS. NEOFORMA DOES NOT WARRANT THAT IT WILL BE ABLE TO CORRECT ALL REPORTED DEFECTS IN THE NEOFORMA SOLUTIONS OR THAT USE OF THE NEOFORMA SOLUTIONS WILL BE UNINTERRUPTED OR ERROR-FREE. NEOFORMA PROVIDES NO WARRANTIES WITH RESPECT TO THE FUNCTIONALITY OF NEOFORMA SOLUTIONS. NEOFORMA MAKES NO WARRANTY REGARDING FEATURES, SOFTWARE OR SERVICES PROVIDED BY THIRD PARTIES.


                                   ARTICLE 14
                              TERM AND TERMINATION

        14.1. TERM. The term of this Agreement shall commence upon the Effective Date and continue in effect thereafter for a period of three (3) years, and shall remain in effect for the duration of any renewal periods to which the parties may mutually agree (collectively, the "Term"). This Agreement shall be renewable for additional successive one-year terms by mutual written consent of the parties.

        14.2. EVENTS OF TERMINATION. This Agreement shall terminate upon the expiration of the Term, absent renewal by the parties, and may be terminated prior to the end of the Term:

              14.2.1 by either party on ten (10) Business Days' prior written notice to the defaulting party if the defaulting party breaches its obligations under Section 4.1, Section 4.2, ARTICLE 9 or
              ARTICLE 10 and such breach has not been cured within such ten (10) Business Day period;

              14.2.2 by either party upon forty-five (45) days prior written notice to the defaulting party if the defaulting party breaches, in any material respect, any of its representations, warranties or covenants in this Agreement (other than those described in Section 14.2.1), and such breach has not been cured within forty-five (45) days after receipt of written notice of such default from the non-defaulting party;

              14.2.3 immediately by either party if: (i) the other party files a voluntary petition for relief under the United States Bankruptcy Code (the "Code"); (ii) an involuntary proceeding under the Code is instituted against the other party and such proceeding is not dismissed within sixty (60) days of filing; (iii) the other party is otherwise adjudged bankrupt; (iv) a trustee or receiver is appointed by the court for all or a substantial portion of the assets of the other party; (v) the other party becomes insolvent or suspends its business; or (vi) the other party makes an assignment of all or substantially all of its assets for the benefit of its creditors;

              14.2.4 by the Exchange upon ten (10) Business Days' prior written notice and failure by Neoforma to cure any of the following within such notice period: (i) the Neoforma Solutions do not meet the standards of the Exchange or fail to transmit Transaction Data promptly or accurately; or (ii) the Exchange receives multiple, significant complaints from Users concerning the Neoforma Solutions and Neoforma fails to take appropriate corrective action; provided, however, that the Exchange may terminate this Agreement immediately if the Exchange, in the exercise of its reasonable discretion, determines that failure to take such action is likely to cause irreparable harm as a result of (i) or (ii).

              14.2.5 by Neoforma upon ten (10) Business Days' prior written notice and failure by the Exchange to cure any of the following within such notice period: (i) the Exchange Solutions do not meet the standards of Neoforma or fail to transmit Transaction Data promptly or accurately; (ii) Neoforma receives multiple, significant complaints from Users concerning the Exchange Solutions; (iii) the Exchange withdraws the entire Catalog pursuant to Section 4.4(d); or (iv) if Exchange Suppliers constituting 30% of the average number of Exchange Suppliers for the preceding twelve months terminate their Supplier Catalog Addenda as to Neoforma; provided, however, that Neoforma may terminate this Agreement immediately if Neoforma, in the exercise of its reasonable discretion, determines that failure to take such action is likely to cause irreparable harm as a result of (i) or
              (ii).

              14.2.6 by Neoforma, solely as to the license of Neoforma RCS granted in Section 3.1.5, upon ten (10) Business Days' prior written notice and failure by the Exchange to cure any of the following within such notice period: (i) the Exchange uses the Neoforma RCS in violation of the terms of the license set forth in
              Section 3.1.5, (ii) the Exchange fails to make any payment required by Section 3.1.7 when due, or (iii) the Exchange breaches the terms of ARTICLE 10 with respect to the Neoforma RCS.

        14.3. CONSEQUENCES OF TERMINATION. If this Agreement terminates in accordance with ARTICLE 14, then upon expiration of the Transition Period, Neoforma shall (i) cease all use of Exchange Confidential Information, return or delete from all electronic media all such Exchange Confidential Information and certify any such deletion to the Exchange, and (ii) terminate connectivity to the Exchange Interface. If this Agreement terminates in accordance with ARTICLE 14, then upon expiration of the Transition Period, the Exchange shall (i) cease all use of Neoforma Confidential Information, return or delete from all electronic media all such Neoforma Confidential Information and certify any such deletion to Neoforma, and (ii) terminate connectivity to the Neoforma Interface. Notwithstanding the foregoing, Transaction Data may be retained for archive purposes and for purposes permitted by either of its joint owners. If the license of the Neoforma RCS terminates in accordance with
        Section 14.2.6, then upon expiration of the Transition Period, the Exchange shall cease all use of Neoforma RCS and return or delete all software included in the Neoforma RCS from all electronic media and certify any such deletion to Neoforma.


                                   ARTICLE 15
                                     GENERAL

        15.1. EXPENSES. Except as expressly provided herein or agreed to in writing, each party shall bear all of its own costs and expenses hereunder, including all fees and other amounts payable to third parties such as license, maintenance and support fees.

        15.2. INDEPENDENT CONTRACTORS. Each party to this Agreement shall be an independent contractor of the other, and shall not be a partner, principal, agent or fiduciary of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

        15.3. INTEGRATION AND WAIVER. This Agreement and any schedules and exhibits attached hereto or subsequently executed hereunder constitute the entire agreement between the parties relating to this subject matter. All previous and collateral agreements, representations, warranties, promises and conditions relating to the subject matter of this Agreement are superseded by this Agreement. Any understanding, promise, representation, warranty or condition not incorporated into this Agreement shall not be binding on either party. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the duly authorized representatives of both parties. Either party's failure, at any time or times hereafter, to require strict performance by the other party under any provision of this Agreement shall not waive, affect or diminish any right of that party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by either party of the other party's performance under any provision of this Agreement shall not suspend, waive or affect the other party's obligation to perform under any other provision of this Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.

        15.4. SEVERABILITY. The invalidity or unenforceability of any term or provision herein shall in no way affect the validity or enforceability of any other term or provision. In such event, the invalid or unenforceable provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law.

        15.5. NON-SOLICITATION. During the Term and for a period of one (1) year from the date of any termination of this Agreement, each party agrees not to knowingly solicit the employees of the other party without the prior written permission of the other party.

        15.6. DISPUTES. Unless otherwise required in order to comply with deadlines under the law, and other than requests for injunctive or other preliminary relief, neither party shall file action or institute legal proceedings with respect to any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement until: (i) the aggrieved party has given the other party written notice of its grievance setting forth the nature of the dispute, the amount involved, if any, and the remedy desired, and delivering in accordance with
        Section 15.10; (ii) the other party has failed to provide a prompt and effective remedy; (iii) the aggrieved party has requested senior executives for both parties to meet and discuss the matter in order to consider informal and amicable means of resolution; and (iv) either such meeting failed to occur within fifteen (15) days after such request or the meeting did not produce a mutually satisfactory resolution of the matter.

        15.7. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as though all acts or omissions related hereto occurred in such state. All court actions arising out of or relating to this Agreement shall be brought exclusively in a state or federal court located in the State of New York. Each party hereby consents to the jurisdiction of such courts.

        15.8. FORCE MAJEURE. Neither party shall be liable for, or be considered in breach of or in default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such party's reasonable control and which such party is unable to overcome by the exercise of reasonable diligence; provided, however, that either party may terminate this Agreement upon written notice to the other party in the event such failure to perform continues unremedied for a period of thirty (30) days.

        15.9. ASSIGNMENT. Neither party shall have the right to assign or transfer its rights or obligations pursuant to this Agreement without the prior written consent of the other party, except that either party may assign or transfer this Agreement:

        (i) to a successor as a result of a merger, consolidation, acquisition, reorganization or sale of all or substantially all of such party's assets; or (ii) to a direct or indirect subsidiary. No such assignment or transfer shall have the effect of increasing the obligations of either party under this Agreement. The terms and conditions of this Agreement will inure to the benefit of, and shall be binding upon, each party's successors and permitted assigns. In addition, either party may delegate any of its rights and obligations hereunder to any subsidiary of such party, provided that the delegating party shall not thereby be relieved of any of its obligations hereunder.

        15.10. NOTICES. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes
        (i) on the delivery date if delivered personally to the party to whom the same is directed, (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, or
        (iii) five business days after the mailing date, with written verification of receipt, if sent by United States certified mail, return receipt requested, postage and charges prepaid, to the address of the party to whom the same is directed. Notices sent pursuant to this
        Section 15.10 may not be sent via electronic mail. The mailing address for notice to either party shall be the address shown on the signature page of this Agreement. Either party may change its mailing address or facsimile number by providing notice to the other party in the manner set forth in this Section 15.10.

        15.11. EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each party shall have executed one counterpart. This Agreement may be signed in person or by facsimile and each party is entitled to rely upon facsimile signatures to this Agreement.

        15.12. SURVIVAL. The provisions of ARTICLE 2, Section 3.1.5 (subject to
        Section 14.2.6), ARTICLE 9, ARTICLE 10, ARTICLE 11, ARTICLE 12, ARTICLE 13, Section 14.3, and ARTICLE 15 shall survive termination of this Agreement.

        15.13. THIRD PARTY BENEFICIARIES. To the extent that (i) any proprietary rights of Users are granted by either Neoforma or the Exchange to the other hereunder, or (ii) any restrictions on the use or distribution of any such proprietary rights are included herein, then such Users shall be third party beneficiaries of this Agreement. As third party beneficiaries, Users shall be entitled to enforce directly the provisions of this Agreement governing such rights and restrictions, provided that (i) any breach of the terms and/or conditions or this Agreement by Neoforma or the Exchange has continued for at least 60 days after the expiration of any applicable grace or cure period specified herein, and (ii) Users' rights of enforcement shall be strictly subject to the terms and conditions of this Agreement, including all restrictions, exclusions and limitations set forth herein.

        15.14. REVISIONS TO AGREEMENTS. Subject to the other provisions of this Agreement, promptly following the Effective Date, the parties will review and discuss revisions to their respective standard forms of agreement which would facilitate and encourage adoption and use of the Integrated Solution, provided that nothing in this Section 15.14 shall require either party to make any such change.

        15.15. INCONSISTENT USER AGREEMENT TERMS. If any agreement entered into between a User and either party grants rights broader than the rights granted to the Exchange or to Neoforma under this Agreement, the provisions in the agreement with such User shall govern with respect to such matters.

               IN WITNESS WHEREOF, the parties hereto have cause their duly authorized representatives to execute this Agreement effective as of the date set forth in the opening paragraph of this Agreement.


GLOBAL HEALTHCARE EXCHANGE, LLC           NEOFORMA, INC.

By: /s/  Mike Mahoney                     By: /s/  Robert J. Zollars
   ------------------------------            -----------------------------------
Name:                                     Name: Robert J. Zollars
Title: President                          Title: CEO
Address:                                  Address:

10385 Westmoor Drive                      3061 Zanker Road
Suite 100                                 San Jose, CA  95134
Westminster, CO  82006                    Attn: Chief Executive Officer
Attn: General Counsel                     Fax:  (408) 468-4045
Fax:  (720) 887-7200
                                          with a copy to the General Counsel at
with a copy to:                           the same address.

Sidley Austin Brown & Wood
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois  60603
Attn: Jeffrey S. Rothstein
Fax:  (312) 853-7036

                                   SCHEDULE A


                Current Exchange MOU's and Evaluation Agreements

-------------------------   -------------------------  -------------------------
      COMPANY NAME                COMPANY NAME               COMPANY NAME
-------------------------   -------------------------  -------------------------
*
-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------

-------------------------   -------------------------  -------------------------


--------
* Confidential treatment requested

                                   SCHEDULE B


Service Level Requirements to be included in Distributor Service Level Requirements


------------------------------ --------------------------------- ------------------------------------
                                                                         BASE LEVEL SERVICE
         MEASUREMENT                      DEFINITION                           TARGET
------------------------------ --------------------------------- ------------------------------------
System Up Time                 Percent of time Supplier          *   %
                               Connectivity Portal is            (24 hours a day, 365 days a year)
                               available to all Users,
                               excluding scheduled maintenance
------------------------------ --------------------------------- ------------------------------------
Simultaneous User Capacity     Number of Users accessing the     * user accounts by *;
                               Supplier Connectivity Portal      * user accounts by *
                               simultaneously which the Supplier
                               Connectivity Portal can support
------------------------------ --------------------------------- ------------------------------------
Total Transaction Capacity     Number of Transactions which      *  by  *;
                               the Supplier Connectivity         *  by  *
                               Portal can support annually

------------------------------ --------------------------------- ------------------------------------
Peak Time Transactions         Number of Transactions which      *  by  *;
Capacity                       the Supplier Connectivity         *  by  *
                               Portal can support in a
                               high-traffic period measuring 5
                               minutes
------------------------------ --------------------------------- ------------------------------------
Transaction Throughput         Maximum time within the           PO's from User                 *
Requirements                   Supplier Connectivity Portal      Change PO's                    *
                               for various types of              PO Acknow.                     *
                               Transactions                      Ship Notices from Supp.        *
                                                                 Invoices from Distributor      *
                                                                 Catalog, Price Files           *
------------------------------ --------------------------------- ------------------------------------
Network Connection Speed       Supplier Connectivity Portal
                               connection speed minimum                                         *
                               requirements
------------------------------ --------------------------------- ------------------------------------


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* Confidential treatment requested

                                   SCHEDULE C


                           Description of Neoforma RCS

Neoforma RCS is proprietary Neoforma Intellectual Property, together with all related documentation, that enables rapid, robust connectivity to Distributors by leveraging the following components:

- Existing business relationships
- Connectivity protocols processes
- Order document data maps
- Directory services and trading relationship management information
- Distributor specific business rules
- Distributor specific Service Level Agreement compliance monitoring
- Provider specific order monitoring and escalation setup (JIT, Order Deadlines)
- Customer service methodologies/escalation processes
- Proven operational Interfaces (people, process, technical understanding)
- Templates
- Set-ups
- Configurations
- Development methodologies which support Distributor connectivity

Neoforma RCS currently supports a variety of connectivity protocols (*) all order document formats currently in use by Neoforma (*), and document translation services (*).



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

                                   SCHEDULE D


                Rate Schedule for Additional Consulting Services


------------------------------------------------- -----------------------------
Nature of Service                                       Hourly Rate*
------------------------------------------------- -----------------------------
------------------------------------------------- -----------------------------
Technical Program Manager                                    $*
------------------------------------------------- -----------------------------
Implementation Manager                                       $*
------------------------------------------------- -----------------------------
Architecture and Design                                      $*
------------------------------------------------- -----------------------------
Senior Applications Engineer                                 $*
------------------------------------------------- -----------------------------
Applications Engineer                                        $*
------------------------------------------------- -----------------------------
Data Mapping and Integration Manager                         $*
------------------------------------------------- -----------------------------
Data Mapping and Integration Specialist                      $*
------------------------------------------------- -----------------------------
Customer Service Manager                                     $*
------------------------------------------------- -----------------------------
Training and Support Systems                                 $*
------------------------------------------------- -----------------------------

*The hourly rates set forth in this table are the rates in effect on the Effective Date and may be increased proportionally if Neoforma or the Exchange, as the case may be, increases the rates for consulting services it charges other parties.




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* Confidential treatment requested

                                   SCHEDULE E


             Current and Pending Agreements Limiting the Exchange's
                  Ability to Recommend the Integrated Solution


Current and pending agreements with:


               *



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* Confidential treatment requested




                                       38